EXHIBIT 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2022 Financial Results

SAN FRANCISCO, May 05, 2022 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the second quarter of fiscal 2022. For the second quarter, Dolby reported total revenue of $334.4 million, compared to $319.6 million for the second quarter of fiscal 2021.

"We feel confident about our long term growth opportunities despite near term headwinds," said Kevin Yeaman, President and CEO, Dolby Laboratories. "Our partners continue to enable a growing number of Dolby Vision and Dolby Atmos experiences through content and devices, and we are expanding our business with new immersive experiences through Dolby.io."

Second quarter GAAP net income was $36.7 million, or $0.36 per diluted share, compared to GAAP net income of $76.2 million, or $0.73 per diluted share, for the second quarter of fiscal 2021. On a non-GAAP basis, second quarter net income was $94.0 million, or $0.92 per diluted share, compared to $94.8 million, or $0.91 per diluted share, for the second quarter of fiscal 2021. Second quarter cash flows from operations was $63.0 million, compared to $83.5 million for the second quarter of fiscal 2021. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

  Vivo will now support the combined Dolby Vision and Dolby Atmos experience in their new tablet.
  Disney Star will broadcast Indian Premier League cricket in Dolby Atmos.
  Naver launched "Naver Shopping Live" with Dolby Vision, the world’s first Dolby Vision-capable live commerce content.
  Popular mobile game PUBG Mobile is now available to play with Dolby Atmos.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. The safety and well-being of our employees and supporting our communities continue to be priorities. Our revenue continues to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

Dolby’s financial results for the second quarter of fiscal 2022 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including COVID-19, supply chain constraints, and consumer demand for electronic products. For more information, see the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2022, filed on or around the date hereof.

Dividend

Today, Dolby announced a cash dividend of $0.25 per share of Class A and Class B common stock, payable on May 25, 2022, to stockholders of record as of the close of business on May 17, 2022.

Financial Outlook - Third Quarter and Full Year of Fiscal 2022

Our actual results could differ materially from the estimates we are providing due in part to the increased uncertainty from the ongoing implications of the COVID-19 pandemic in Asia, particularly the shutdowns in China, the geopolitical instability in Europe, and continuing concerns around inflation and supply constraints globally. The uncertainty resulting from these factors has greatly reduced our visibility into our future outlook. To the extent possible, the estimates we are providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2022, filed on or around the date hereof.

Third Quarter of Fiscal 2022

Dolby is providing the following estimates for its third quarter of fiscal 2022:

  Total revenue is estimated to range from $285 million to $310 million.
  Gross margin percentages are anticipated to range from 88.5% to 89.5% on a GAAP basis and from 89% to 90% on a non-GAAP basis.
  Operating expenses are anticipated to range from $214 million to $224 million on a GAAP basis and from $185 million to $195 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 19% to 20% on a GAAP basis and 18% to 19% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.28 to $0.43 on a GAAP basis and from $0.54 to $0.69 on a non-GAAP basis.

Full Year Fiscal 2022

Dolby is also providing the following estimates for its full year fiscal 2022:

  Total revenue is estimated to range from $1.30 billion to $1.35 billion.
  Operating expenses are anticipated to range from $905 million to $925 million on a GAAP basis and from $745 million to $765 million on a non-GAAP basis.
  Operating margin percentages are anticipated to range from 19% to 21% on a GAAP basis and from 32% to 34% on a non-GAAP basis.
  Effective tax rate is anticipated to range from 16% to 18% on a GAAP basis and 17% to 19% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $1.98 to $2.48 on a GAAP basis and from $3.27 to $3.77 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss second quarter fiscal 2022 financial results for Dolby Laboratories at 1:30 p.m. PT (4:30 p.m. ET) on Thursday, May 5, 2022. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-844-200-6205 (or dialing 1-929-526-1599 for international callers) and entering confirmation code 540172.

A replay of the call will be available from 4:30 p.m. PT (7:30 p.m. ET) on Thursday, May 5, 2022, until 10:30 p.m. PT on Thursday, May 12, 2022 (1:30 a.m. ET on Friday, May 13, 2022), by dialing 1-866-813-9403 (international callers can access the replay by dialing +44-204-525-0658) and entering the confirmation code 703673. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Other operating income adjustments: In the second quarter of fiscal 2022, we recorded an expense of $34.4 million related to a one-time settlement and accrual in connection with indemnification requests under commercial agreements that we assumed in an acquisition in 2014 related to our Cinema products business. We expect this settlement and related accrual to fully resolve this matter. Also, in the first quarter of fiscal 2021, we recorded a one-time gain on the sale of property, which was previously classified as held for sale. The property was 51% owned by the controlling interest, therefore 51% of the gain recognized has been attributed to the controlling interest. We have excluded both of these items as they are unusual, non-recurring events that are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the third quarter of fiscal 2022 and full year fiscal 2022, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues, such as the conflict between Russia and Ukraine; risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, Developer Platform Services, and Other Markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC. INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	April 1, 2022	March 26, 2021	April 1, 2022	March 26, 2021
Revenue:
Licensing	$313,833	$303,585	$646,117	$676,590
Products and services	20,538	15,973	39,887	32,842
Total revenue	334,371	319,558	686,004	709,432

Cost of revenue:
Cost of licensing	16,672	16,060	31,607	29,006
Cost of products and services	18,843	16,318	36,617	38,676
Total cost of revenue	35,515	32,378	68,224	67,682

Gross margin	298,856	287,180	617,780	641,750

Operating expenses:
Research and development	67,421	65,808	136,245	129,580
Sales and marketing	84,230	78,046	181,400	153,491
General and administrative	98,693	59,398	161,137	113,852
Gain on sale of assets	—	—	—	(13,871)
Restructuring charges	5,162	741	5,067	10,764
Total operating expenses	255,506	203,993	483,849	393,816

Operating income	43,350	83,187	133,931	247,934

Other income/(expense):
Interest income	1,098	962	1,814	1,936
Interest expense	(87)	(167)	(171)	(252)
Other income/(expense), net	(910)	1,385	(681)	2,711
Total other income	101	2,180	962	4,395

Income before income taxes	43,451	85,367	134,893	252,329
Provision for income taxes	(6,932)	(9,022)	(18,364)	(33,294)
Net income including controlling interest	36,519	76,345	116,529	219,035
Less: net (income)/loss attributable to controlling interest	201	(128)	205	(7,620)
Net income attributable to Dolby Laboratories, Inc.	$36,720	$76,217	$116,734	$211,415

Net income per share:
Basic	$0.36	$0.75	$1.15	$2.09
Diluted	$0.36	$0.73	$1.13	$2.02
Weighted-average shares outstanding:
Basic	101,343	101,464	101,285	101,090
Diluted	102,707	104,581	103,477	104,414

DOLBY LABORATORIES, INC. INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands; unaudited)

	April 1, 2022	September 24, 2021
ASSETS
Current assets:
Cash and cash equivalents	$900,393	$1,225,380
Restricted cash	8,445	7,652
Short-term investments	141,688	38,839
Accounts receivable, net	227,263	232,609
Contract assets, net	258,846	182,316
Inventories, net	16,623	10,965
Prepaid expenses and other current assets	68,312	62,737
Total current assets	1,621,570	1,760,498
Long-term investments	124,142	62,819
Property, plant and equipment, net	527,623	534,381
Operating lease right-of-use assets	58,934	67,128
Goodwill and intangible assets, net	498,019	463,584
Deferred taxes	175,238	156,020
Other non-current assets	57,464	61,257
Total assets	$3,062,990	$3,105,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,373	$17,779
Accrued liabilities	228,545	262,728
Income taxes payable	3,519	1,334
Contract liabilities	22,109	18,473
Operating lease liabilities	15,413	15,403
Total current liabilities	280,959	315,717
Non-current contract liabilities	24,569	23,713
Non-current operating lease liabilities	48,191	56,715
Other non-current liabilities	104,083	105,310
Total liabilities	457,802	501,455

Stockholders’ equity:
Class A common stock	58	59
Class B common stock	41	41
Retained earnings	2,615,354	2,607,909
Accumulated other comprehensive loss	(15,681)	(10,030)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,599,772	2,597,979
Controlling interest	5,416	6,253
Total stockholders’ equity	2,605,188	2,604,232
Total liabilities and stockholders’ equity	$3,062,990	$3,105,687

DOLBY LABORATORIES, INC. INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands; unaudited)

	Fiscal Year-To-Date Ended
	April 1, 2022	March 26, 2021
Operating activities:
Net income including controlling interest	$116,529	$219,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,832	47,399
Stock-based compensation	60,355	50,726
Amortization of operating lease right-of-use assets	7,953	8,538
Amortization of premium on investments	673	697
Provision for/(benefit from) credit losses	2,333	(65)
Deferred income taxes	(19,363)	(16,992)
Gain on sale of assets	—	(13,871)
Other non-cash items affecting net income	560	(1,847)
Changes in operating assets and liabilities:
Accounts receivable, net	3,498	(102,791)
Contract assets, net	(76,447)	(72,197)
Inventories	(5,045)	10,398
Operating lease right-of-use assets	(265)	(1,729)
Prepaid expenses and other assets	(1,683)	10,552
Accounts payable and accrued liabilities	(37,472)	26,926
Income taxes, net	5,117	9,982
Contract liabilities	4,364	3,589
Operating lease liabilities	(7,924)	(6,987)
Other non-current liabilities	(4,356)	(5,735)
Net cash provided by operating activities	94,659	165,628

Investing activities:
Purchases of marketable securities	(201,231)	(26,449)
Proceeds from sales of marketable securities	5,107	4,594
Proceeds from maturities of marketable securities	29,055	18,620
Return of investment from equity method investees	826	—
Purchases of property, plant, and equipment	(26,053)	(28,887)
Proceeds from sale of assets	—	16,365
Payments for business combinations, net of cash acquired	(38,228)	—
Purchases of intangible assets	(11,528)	—
Purchases of other investments	(5,000)	—
Net cash used in investing activities	(247,052)	(15,757)

Financing activities:
Proceeds from issuance of common stock	35,062	71,157
Repurchase of common stock	(120,486)	(110,775)
Payment of cash dividend	(50,681)	(44,574)
Distribution to controlling interest	(1,435)	(7,362)
Shares repurchased for tax withholdings on vesting of restricted stock	(32,720)	(29,216)
Net cash used in financing activities	(170,260)	(120,770)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,541)	4,416
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(324,194)	33,517
Cash, cash equivalents, and restricted cash at beginning of period	1,233,032	1,079,979
Cash, cash equivalents, and restricted cash at end of period	$908,838	$1,113,496

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter and year-to-date period ended April 1, 2022 and March 26, 2021:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	April 1, 2022	March 26, 2021	April 1, 2022	March 26, 2021
GAAP net income	$36.7	$76.2	$116.7	$211.4
Stock-based compensation(1)	27.7	24.4	60.4	50.7
Amortization of acquisition-related intangibles(2)	2.7	2.5	5.5	5.0
Other operating income adjustments	34.4	—	34.4	(6.8)
Restructuring charges	5.2	0.8	5.1	10.8
Income tax adjustments	(12.7)	(9.1)	(23.6)	(23.0)
Non-GAAP net income	$94.0	$94.8	$198.5	$248.1

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.3	$0.5	$0.9	$1.1
Research and development	9.2	7.2	19.3	15.1
Sales and marketing	9.8	9.1	22.1	18.9
General and administrative	8.4	7.6	18.1	15.6

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$0.6	$0.7	$1.3	$1.4
Cost of products and services	0.6	0.9	1.5	1.8
Research and development	0.1	0.1	0.2	0.2
Sales and marketing	1.1	0.8	2.2	1.6
General and administrative	0.3	—	0.3	—

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	April 1, 2022	March 26, 2021	April 1, 2022	March 26, 2021
GAAP diluted earnings per share	$0.36	$0.73	$1.13	$2.02
Stock-based compensation	0.27	0.24	0.58	0.49
Amortization of acquisition-related intangibles	0.03	0.02	0.06	0.04
Other operating income adjustments	0.33	—	0.33	(0.06)
Restructuring charges	0.05	0.01	0.04	0.11
Income tax adjustments	(0.12)	(0.09)	(0.22)	(0.22)
Non-GAAP diluted earnings per share	$0.92	$0.91	$1.92	$2.38

Shares used in computing diluted earnings per share	103	105	103	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third quarter of fiscal 2022 and fiscal 2022 included in this release:

Gross margin:				Q3 2022
GAAP gross margin (low - high end of range)				88.5% - 89.5%
Stock-based compensation				0.2%
Amortization of acquisition-related intangibles				0.3%
Non-GAAP gross margin (low - high end of range)				89% - 90%

Operating expenses:		Q3 2022		Fiscal 2022
GAAP operating expenses (low - high end of range)		$214 - $224		$905 - $925
Stock-based compensation		(28)		(117)
Amortization of acquisition-related intangibles		(1)		(4)
Other operating income adjustments		—		(34)
Restructuring charges, net		—		(5)
Non-GAAP operating expenses (low - high end of range)		$185 - $195		$745 - $765

Operating margin:				Fiscal 2022
GAAP operating margin (low - high end of range)				19% - 21%
Stock-based compensation				9%
Amortization of acquisition-related intangibles				1%
Other operating income adjustments				3%
Non-GAAP operating margin (low - high end of range)				32% - 34%

Effective tax rate:		Q3 2022		Fiscal 2022
GAAP effective tax rate (low - high end of range)		19% - 20%		16% - 18%
Stock-based compensation (low - high end of range)		2% - 3%		2% - 5%
Amortization of acquisition-related intangibles (low - high end of range)		(1%) - 0%		(1%) - 1%
Other (low - high end of range)		(1%) - 0%		(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)		18% - 19%		17% - 19%

Diluted earnings per share:	Q3 2022		Fiscal 2022
	Low	High	Low	High
GAAP diluted earnings per share	$0.28	$0.43	$1.98	$2.48
Stock-based compensation	0.29	0.29	1.15	1.15
Amortization of acquisition-related intangibles	0.02	0.02	0.08	0.08
Other operating income adjustments	—	—	0.33	0.33
Restructuring charges, net	—	—	0.05	0.05
Income tax adjustments	(0.05)	(0.05)	(0.32)	(0.32)
Non-GAAP diluted earnings per share	$0.54	$0.69	$3.27	$3.77

Shares used in computing diluted earnings per share	101	101	103	103

Investor Contact:
Ashley Schwenoha
Dolby Laboratories, Inc.
415-645-5506
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com